QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Dollar Tree, Inc., a Virginia corporation (the "Corporation"), hereby constitutes and appoints Bob Sasser, Kevin S. Wampler and William A. Old, Jr., and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation's common stock, par value $0.01 per share, to be issued in connection with the acquisition of Family Dollar Stores, Inc., a Delaware corporation ("Family Dollar"), in accordance with the terms of that certain Agreement and Plan of Merger, dated as of July 27, 2014, by among Family Dollar, the Corporation and Dime Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: August 9, 2014

Signature	Title

/s/ BOB SASSER Bob Sasser	Chief Executive Officer and Director (Principal Executive Officer)
/s/ KEVIN S. WAMPLER Kevin S. Wampler	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ MACON F. BROCK, JR. Macon F. Brock, Jr.	Director
/s/ THOMAS A. SAUNDERS, III Thomas A. Saunders, III	Director
/s/ ARNOLD S. BARRON Arnold S. Barron	Director

Signature	Title

/s/ MARY ANNE CITRINO Mary Anne Citrino	Director
/s/ H. RAY COMPTON H. Ray Compton	Director
/s/ CONRAD M. HALL Conrad M. Hall	Director
/s/ LEMUEL E. LEWIS Lemuel E. Lewis	Director
/s/ J. DOUGLAS PERRY J. Douglas Perry	Director
/s/ CARL P. ZIETHAML Carl P. Zeithaml	Director
/s/ THOMAS E. WHIDDON Thomas E. Whiddon	Director

QuickLinks

  Exhibit 24.1
POWER OF ATTORNEY